Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm,” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated February 28, 2026, and each included in this Post-Effective Amendment No. 46 to the Registration Statement (Form N-1A, File No. 333-51938) of AB Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated January 28, 2026, with respect to the financial statements and financial highlights of AB Large Cap Value Fund, AB Discovery Value Fund and AB International Value Fund (the three funds comprising AB Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended November 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

New York, New York

February 26, 2026